UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

JUNE 1, 2012

Date of Report (date of Earliest Event Reported)

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement

On June 1, 2012, Fibrocell Science, Inc. (the “Company”), entered into an Exchange Agreement (the “Agreement”) with Context Partners Fund, L.P. (“Context”), Focus Managed Accounts Fund Ltd. (“Focus”), Deerfield Special Situations Fund, L.P. (“Deerfield”), Deerfield Special Situations Fund International, Ltd. (“Deerfield International”) and Akanthos Arbitrage Master Fund, L.P. (“Akanthos”, and together with Context, Focus, Deerfield and Deerfield International, the “Holders”, and each individually a “Holder”), pursuant to which the Company agreed to repay half of each Holder’s 12.5% Promissory Notes due June 1, 2012 (the “Original Notes”) and exchange the balance of each Holder’s Original Note, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (“Securities Act”), for (i) a new 12.5% Convertible Note (“Note”) with a principal amount equal to such balance, and (ii) a five-year warrant (“Warrant”) to purchase a number of shares of Common Stock equal to the number of shares of Common Stock underlying such Note on the date of issuance.

The Notes accrue interest at a rate of 12.5% per annum payable quarterly in cash or, at the Company’s option, 15% per annum payable in kind by capitalizing such unpaid amount and adding it to the principal as of the date it was due. The maturity date of the Notes is September 1, 2013, provided that the Holders may require the Company to redeem 25% of the principal amount of the Notes on each of December 1, 2012, March 1, 2013, June 1, 2013 and September 1, 2013. To the extent that Holders of the Notes convert any portion of the Notes prior to any such redemption date, the amount of all future redemption payments will be reduced by such converted amount on a pro rata basis over the remaining redemption dates. The Notes are convertible at a conversion price of $0.25 per share, provided that, with certain exceptions, if, at any time while the Notes are outstanding, the Company issues any Company common stock or common stock equivalents at an effective price per share that is lower than the then the conversion price of the Notes, then the conversion price of the Notes will be reduced to equal the lower price. The Notes may be accelerated if any events of default occur, which include, in addition to certain customary default provisions, if at any time on or after October 1, 2012 the Company fails to have reserved, for conversion of the Notes and exercise of the Warrants, a sufficient number of available authorized but unissued shares of common stock.

The Warrants have a five year term and an initial exercise price of $0.30 per share, provided that, with certain exceptions, if, at any time while the Warrants are outstanding, the Company issues any Company common stock or common stock equivalents at an effective price per share that is lower than the then the exercise price of the Warrants, then the exercise price of the Warrants will be reduced to equal the lower price, and the number of shares issuable under the Warrants will be proportionately increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

In connection with the issuance of the Notes, the Company’s wholly-owned subsidiary, Fibrocell Technologies, Inc., entered into a Guaranty agreement pursuant to which it agreed to guaranty the Company’s obligations under the Notes, Warrants and other related documents.

The Exchange Agreement is attached hereto as Exhibit 10.1, the term of the Notes are set forth in the form of 12.5% Convertible Notes attached hereto as Exhibit 4.1, the terms of the Warrants are set forth in the form of the Warrant attached hereto as Exhibit 4.2, and the terms of the Guaranty are set forth in the Guaranty Agreement attached hereto as Exhibit 10.2, which documents are incorporated herein by reference. The foregoing descriptions are summaries of the agreements attached to this filing, are not complete and are subject to and qualified in their entirety by reference to the attached exhibits. The Exchange Agreement, the Notes, the Warrants and the Guaranty have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Notes and the Warrants were exchanged pursuant to Section 3(a)(9) of the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

4.1	Form of 12.5% Convertible Notes

4.2	Form of Common Stock Purchase Warrant

10.1	Exchange Agreement between the Company and the Holders

10.2	Form of Subsidiary Guaranty

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: June 1, 2012	By:	/s/ Declan Daly
Declan Daly,
Chief Operating Officer